SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                                Compositech Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:


(SC14A-07/98)

[LOGO]
Compositech Ltd.
120 Ricefield Lane
Hauppauge, NY  11788
516-436-5200




                                                                   March 1, 1999


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Compositech Ltd. to be held at 10:00 a.m. on Friday, March 26, 1999 at the Company's offices located at 120 Ricefield Lane, Hauppauge, New York.

     The following pages contain the Notice of the Special Meeting and Proxy Statement which includes the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares to 50,000,000 shares.

     The Company's Board of Directors believes that increasing the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders because it would permit the Company to issue additional shares of Common Stock, for example, in connection with potential financings, corporate mergers, establishment of strategic relationships with corporate partners or employee benefit plans, as more fully discussed in the Proxy Statement.

     The Company's Board of Directors believes that a vote to approve the amendment is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR the approval. Please review the accompanying material carefully and return the enclosed proxy card promptly.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card without delay.


                                   Sincerely,

                                   /s/ Christopher F. Johnson
                                   ---------------------------------------------
                                   President and Chief Executive Officer

                                     [LOGO]
                                Compositech Ltd.

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD MARCH 26, 1999 AT 10:00 a.m.


To the Stockholders of Compositech Ltd.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Compositech Ltd. will be held at the Company's offices located at 120 Ricefield Lane, Hauppauge, New York on Friday, March 26, 1999 at 10:00 a.m., for the following purposes:

     1. To approve amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000 shares, $0.01 par value, to 50,000,000 shares, $0.01 par value;

     2. To transact such other business as may properly be presented at the meeting and at any adjournments or postponements thereof.

     Only holders of record of Compositech's Common Stock and Series A Convertible Preferred Stock at the close of business on February 12, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.


                                             By Order of the Board of Directors,

                                             /s/ Fred E. Klimpl
                                             -----------------------------------
                                             Secretary


Hauppauge, New York
March 1, 1999


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE COMPOSITECH THE EXPENSE OF A SECOND MAILING.
--------------------------------------------------------------------------------

                                Compositech Ltd.

                                 PROXY STATEMENT

                                   ----------


     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Compositech Ltd. ("Compositech" or the "Company"), a Delaware corporation, for use at Compositech's Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m. on Friday, March 26, 1999 at Compositech's offices located at 120 Ricefield Lane, Hauppauge, New York, 11788; telephone number (516) 436-5200, and any adjournment or adjournments thereof.

     Only holders of record of Compositech's Common Stock and Series A Convertible Preferred Stock ("Series A Stock") as of the close of business on February 12, 1999 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on that date, Compositech had outstanding 14,769,532 shares of its Common Stock, par value $0.01 per share and 520,995 shares of Series A Stock, par value $3.00 per share. Holders of Common Stock are entitled to one vote for each share of Common Stock held. Holders of Series A Stock are entitled to one vote for each two shares of Series A Stock held.

     Any holder of Common Stock or Series A Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Special Meeting to the Secretary of Compositech, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Special Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Special Meeting will not serve to revoke a proxy.

     The approval of this proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders, as of the record date, of a majority of the voting power of the Common Stock and Series A Stock. Abstentions and broker non-votes will not be deemed affirmative, and will have the same effect as a negative vote on the proposal. Such votes, however, will be counted in determining whether a quorum is present.

     This Proxy Statement and the accompanying proxy card are being mailed to Compositech stockholders on or about March 1, 1999. Directors, officers and other employees of Compositech may solicit proxies by personal interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by Compositech.

                                COMPOSITECH LTD.
                            APPROVAL OF AMENDMENT TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that authorized capital stock shall consist of 25,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), 714,161 shares of Series A Convertible Preferred Stock, par value $3.00 per share and 4,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). On January 22, 1999, the Company's Board of Directors approved an amendment to the Certificate (the "Amendment") to increase the number of shares of Common Stock authorized for issuance under the Certificate by 25,000,000 to a total of 50,000,000 shares. As more fully described below, the proposed Amendment is intended to provide the Company flexibility to meet future needs for unreserved Common Stock. The affirmative vote of holders of a majority of the voting power of the Common Stock and Series A Stock outstanding is required to approve the Amendment. The Board of Directors recommends that stockholders vote FOR approval of the Amendment. The reasons for and the possible effects of the amendment to the Certificate and certain information regarding the Certificate are set forth below.

Reasons for Amendment

     The Company's number of authorized shares of Common Stock has remained at 25,000,000 since the last increase in the authorized number of shares which was approved by the stockholders and effected in 1996.

     As of February 12, 1999, 14,769,532 shares of Common Stock, par value $0.01 per share, were issued and outstanding and 9,997,084 were reserved for conversions of preferred stock and issuances for stock options, stock awards, warrants and stock purchase and stock exchange agreements, leaving only 233,384 shares of Common Stock available for future issuance. The number of shares remaining available is not considered adequate for the Company's future requirements.

     The Company requires additional funding to cover current operations until revenues from operations are sufficient for that purpose. The Company is currently negotiating financing through the sale of Common Stock or convertible securities which would require Common Stock to be reserved for conversion of the securities. Additional funding may be raised through sources including equity funding which would require the issuance of Common Stock. The Company is also pursuing discussions with potential industry partners to accelerate the commercialization of the Company's products worldwide which also may require the issuance of Common Stock. There can be no assurances that the Company will be able to consummate such financings or ventures with industry partners.

     Except as stated above, the Company has no firm plans to use the additional authorized shares of Common Stock. However, the Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuances in connection with possible future actions. In particular, the Company's Board of Directors believes that the current number of authorized shares needs to be increased to provide the flexibility to effect other possible actions such as financing, corporate mergers, establishing strategic relationships with corporate partners, employee benefit plans and for other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for such purposes. Having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval of an increase in the authorization. Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company. If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of the State of Delaware. Further stockholder approval may be required if it is proposed that any such shares are to be added to the number of shares reserved for issuance under the Company's option plans, in compliance with applicable rules and laws.

Possible Effects of the Amendment

     If the proposed Amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of stockholders of the Company, except as provided under the Delaware corporate law or under the rules of NASDAQ or any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the issuance of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common stock may be offered a premium for their shares over the market price.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

     THE BOARD BELIEVES THAT A VOTE TO APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH PROPOSAL.

            SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's voting capital stock as of February 12, 1999, by (i) each director of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the address of each person is care of Compositech Ltd., 120 Ricefield Lane, Hauppauge, New York 11788.

                                                      Amount and Nature of         Percent of
Name and Address                                     Beneficial Ownership (1)       Class (1)
---------------------------------------             -------------------------      ----------
Jonas Medney (2)                                           1,277,993                  8.5%
Fred E. Klimpl (3)                                           666,240                  4.4%
Willard T. Jackson (4)                                       572,003                  3.7%
Samuel S. Gross (5)                                          247,750                  1.6%
Robert W. Middleton (6)                                       20,935                    *
Heinz-Gerd Reinkemeyer (7)                                    12,203                    *
James W. Taylor (8)                                           11,203                    *
Christopher F. Johnson (9)                                     5,000                    *
Pierre Laflamme (10)                                           2,537                    *
All executive officers and directors as
   a group (9 persons) (11)                                2,815,864                 17.9%
Dr. Cheng-Ming Lee (12)                                    1,464,744                  9.4%

Trautman Kramer & Company ("TK") (13)                      1,129,047                  7.1%

HT Troplast AG ("HT") (14)                                   828,834                  5.5%

----------
*    Indicates less than 1%

(1) The number of shares shown includes outstanding shares owned by the person indicated as of February 12, 1999 and shares underlying options owned by such person on February 12, 1999 that were exercisable within 60 days of such date. Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table to be owned by the person or entity.

(2) Includes warrants to purchase 31,800 shares of Common Stock and options to purchase 42,050 shares of Common Stock under the Company's stock option plans. Includes Series A Stock convertible into 4,166 shares of Common Stock held by Mr. Medney's wife, as to all of which shares Mr. Medney disclaims beneficial ownership.

(3) Includes warrants to purchase 29,750 shares of Common Stock and options to purchase 36,500 shares of Common Stock under the Company's stock option plans.

(4) Includes Series A Stock convertible into 37,500 shares of Common Stock, warrants to purchase 277,800 shares of Common Stock, stock awards of 870 shares and options to purchase 20,833 shares of Common Stock under the Company's stock option plans. Includes securities held as nominee and trustee of Trust created for the benefit of Willard T. Jackson and members of his family.

(5) Includes warrants to purchase 6,000 shares of Common Stock and options to purchase 239,250 shares of Common Stock under the Company's stock option plan

(6) Robert W. Middleton is the designee of TK on the Board of Directors. He has disclaimed beneficial ownership of all securities owned by employees or principals of TK. Includes warrants to purchase 16,732 shares of Common Stock, stock awards of 870 shares and options to purchase 3,333 shares of Common Stock under the Company's stock option plans.

(7) Heinz-Gerd Reinkemeyer is the designee of HT on the Board of Directors. He has disclaimed beneficial ownership of all shares held by HT. Includes stock awards of 870 shares and options to purchase 8,333 shares of Common Stock under the Company's stock option plans.

(8) Includes stock awards of 870 shares and options to purchase 8,333 shares of Common Stock under the Company's stock option plans.

(9)  Includes 5,000 shares of Common Stock held directly by Mr. Johnson.

(10) Pierre Laflamme is the designee of each of Industries Devma, Inc., Societe Innovatech du Grand Montreal, Fonds Regional de Solidarite Ile de Montreal and Fonds de Solidarite des Travailleurs du Quebec on the Board of Directors. He has disclaimed ownership of all securities held by each entity. Includes stock awards of 870 shares and options to purchase 1,667 shares of Common Stock under the Company's stock option plans.

(11) Consists of all the shares of Series A Stock and Common Stock (or shares of Common Stock underlying options and warrants) held by Messrs. Medney, Klimpl, Jackson, Gross, Middleton, Reinkemeyer, Taylor, Johnson and Laflamme as described in notes (2)-(10) above.


(12) Includes 587,372 shares held by Composite Technologies Inc.; Composite Technologies, Inc.'s purchase right to acquire an additional 587,372 shares at $1.7025 per share; 235,000 shares of Common Stock and 35,000 warrants to purchase the Company's Common Stock held by WIN WIN Venture Capital Corporation and 20,000 shares of the Company's Common Stock held by Dr. Lee and his son; over all of which Dr. Lee may be deemed to have voting or dispositive power.

(13) Includes 91,672 shares of Common Stock, as of the close of business on February 12, 1999, held in the trading account of TK, a market maker of the Company's Common Stock. This total may fluctuate on a daily basis depending on trading activity. Includes 125,000 shares of Common Stock owned by TK. Includes 912,375 shares issuable as follows: (i) 76,993 shares underlying Common Stock Purchase Warrants exercisable at $3.96 per share issued as partial compensation for the Company's private placement which had a final closing on February 15, 1996; (ii) 182,140 shares underlying Common Stock Purchase Warrants exercisable at $6.00 per share issued as partial compensation for the Company's private placement of its 5% Convertible Debentures which had its final closing on August 26, 1997, (iii) 75,000 shares underlying Common Stock Purchase Warrants exercisable at $2.6125 issued as compensation for the Company's final conversion of its 5% Convertible Debentures which occurred on April 23, 1998; (iv) 210,000 shares underlying 105,000 of the Company's Unit Purchase Options entitling the holder to purchase units at $7.50 per unit, each unit consisting of one share of Common Stock and a Common Stock Purchase Warrant to purchase one share of Common Stock at $7.8125 per share and (v) 368,242 shares underlying Common Stock Purchase Warrants exercisable at prices ranging from $1.125 to $2.50 issued as partial compensation for the Company's private placement which had its most recent closing on February 12, 1999.


(14) The address for HT is Kaiserstrasse, 53840 Troisdorf, Federal Republic of Germany. Includes warrants to purchase 30,000 shares of Common Stock.

                                  OTHER MATTERS

     Proposals of stockholders of the Company for inclusion in the 1999 Annual Meeting proxy statement were to be received by the Company no later than January 15, 1999. No such proposals were received by the Company. All other stockholder proposals to be presented at the 1999 Annual Meeting must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than the close of business on March 31, 1999.

     The Board knows of no other matters that will be presented at the Special Meeting. If, however, any other matter is properly presented at the Special
Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.


                                             By Order of the Board of Directors,

                                             /s/ Fred E. Klimpl
                                             -----------------------------------
                                             Secretary


Hauppauge, New York
March 1, 1999

                                COMPOSITECH LTD.
                                      Proxy
                         Special Meeting, March 26, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Samuel S. Gross and Christopher F. Johnson as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock and Series A Convertible Preferred Stock of Compositech Ltd. held on record by the undersigned on February 12, 1999, at the Special Meeting of Stockholders to be held on March 26, 1999, and any adjournments thereof.
     The undersigned hereby directs this Proxy to be voted:

1. Proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 25,000,000, $0.01 par value, to 50,000,000 shares, $0.01 par value.

     [_] FOR                          [_] AGAINST                    [_] ABSTAIN

2. In their discretion, the named Proxies may vote on such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.




     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                        Date:___________________________________

                                        ________________________________________
                                        Signature of Stockholder

                                        ________________________________________
                                        Signature if held jointly



                                        NOTE: Please mark, date, sign and return
                                        this Proxy  promptly  using the enclosed
                                        envelope.  When shares are held by joint
                                        tenants, both should sign. If signing as
                                        attorney,    executor,    administrator,
                                        trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.